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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             FOX CHASE BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       UNITED STATES                                 TO BE APPLIED FOR
---------------------------------------     ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


4390 DAVISVILLE ROAD, HATBORO, PENNSYLVANIA               19040
-------------------------------------------            ----------
       (Address of principal executive offices)        (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class              Name of each exchange on which
          to be so registered              each class it to be registered
---------------------------------------    -----------------------------
COMMON STOCK, PAR VALUE $0.01 PER SHARE      THE NASDAQ STOCK MARKET,
                                                        LLC

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[ ]

      Securities Act registration statement file number to which this form relates: 333-134160.

Securities to be registered pursuant to Section 12(g) of the Act: NONE


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading: "Description of Fox Chase Bancorp Capital Stock," filed on May 16, 2006 as part of the Registrant's Registration Statement on Form S-1, File No. 333-134160, as amended.

ITEM 2. EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Charter

                  Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File No. 333-134160, filed on May 16, 2006, as amended.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-134160, filed on May 16, 2006, as amended.

            (c)   Plan of Reorganization and Stock Issuance

                  Incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-1, File No. 333-134160, filed on May 16, 2006, as amended.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 333-134160, filed on May 16, 2006, as amended.


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       FOX CHASE BANCORP, INC.
                                       -----------------------
                                            (Registrant)



Date: September 27, 2006               By: /s/ Thomas M. Petro
                                           ------------------------------------
                                           Thomas M. Petro
                                           President and Chief Executive Officer